LOCKUP AGREEMENT


         This Lockup Agreement having an effective date of September 29, 1997 ("Agreement"), is entered into by and between Mr. Sunil K. Sethi, Mr. Naveen Seth, Mr. Sukhdev Walia, Ms. Sunita Uppal and Mr. Jang Bhadhur Sethi (together, the "Shareholders"), and The ForeFront Group, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company, LanProfessional Inc. (the "Subsidiary") and the Shareholders are parties to that certain Acquisition Agreement dated the date hereof (the "Acquisition Agreement") whereby the Shareholders have agreed to sell and transfer to the Company all of the outstanding special shares of the Subsidiary in exchange for cash.

         WHEREAS, pursuant to the Acquisition Agreement, the Vendors have received Exchangeable Shares of the Subsidiary which may be exchanged for shares of the Company pursuant to the Exchangeable Share Provisions;

         WHEREAS, the Shareholders have agreed as part of the Acquisition Agreement, to enter into this Agreement with respect to the outstanding common stock of the Company and the Exchangeable Shares of the Subsidiary owned by them as a result of such transaction;

         WHEREAS, the Company and the Shareholders believe that the success of the Company requires the active interest and support of its major shareholders and therefore desire to promote the best interests of the Company and their mutual interests by agreeing to limit their ability to transfer by sale or otherwise the shares of Common Stock of the Company and the Exchangeable Shares of the Subsidiary owned by the Shareholders as defined below.

         NOW THEREFORE, for and in consideration of the above stated premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS.

         "Change of Control" shall mean the acquisition by any Person or Persons of fifty percent (50%) or more of the combined voting power of the Company's then outstanding equity securities having the right to vote at elections of directors as a result of a merger, consolidation, recapitalization, sale of assets, or any other combination of the above, as a result of which a majority of the board of directors of the Company is replaced by directors who were not nominated and approved by the board of directors.

         "Common Stock" means the Common Stock, $.01 U.S. par value, of the Company and/or the Subsidiary.

         "Effective Date" means the date set out at the outset of this Agreement.



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         "Exchangeable  Shares" means the Exchangeable  Shares of the Subsidiary owned by Shareholders.

         "Lockup Shares" shall mean all shares of Exchangeable Shares and Common Stock to which all right, title and interest are owned by the Shareholders, jointly or individually, as of the Effective Date of this Agreement or which are acquired by the Shareholders, or any of them, at any time during the Term of this Agreement, including any Exchangeable Shares and Common Stock now owned by any Shareholder and his spouse as community property or as separate property. All references herein to such stock owned by a Shareholder includes the community property interest of such Shareholder's spouse in such stock and all obligations of a Shareholder under this Agreement include like obligations on the part of the spouse. The termination of the marital relationship of any Shareholder and his or her spouse for any reason shall not have the effect of removing any stock of the Company otherwise subject to this Agreement from the coverage hereof.

         "Person" shall include an individual, a corporation, a partnership, a trust or any other organization or entity.

         "Sale" "sell" or "sold" shall mean and include, either directly or indirectly, any sale, contract to sell, or other disposition of Lockup Shares, including but not limited to a disposition by gift, pledge, or other form of intervivos transfer, voluntary or involuntary, provided however, that such definition shall not include the exercise by any Shareholder of options or warrants to acquire Common Stock of the Company, other than an exchange of Exchangeable Shares of the Subsidiary for Common Stock of the Company as provided in the Exchange Rights Agreement or the Exchangeable Share provisions.

         "Shareholder(s)"  shall mean the parties named as  Shareholders  above,
and  their  respective  heirs,   legal   representatives,   administrators   and
successors.

         "Term" shall mean the period from the Effective Date of this Agreement through and including the expiration of its term, as provided in Section 11.

         SECTION 2. LIMITATION ON SALE OF LOCKUP SHARES. Each Shareholder, severally and not jointly, agrees that, from and after the Effective Date and up to and including the expiration of the Term of this Agreement, no Lockup Shares shall be Sold by such Shareholder under any circumstances.

         SECTION 3. EVENTS OF TERMINATION. This Agreement shall also terminate upon a Change of Control of the Company. A dissolution or liquidation of the Company shall not be deemed to be a Change of Control for purposes of this Agreement; provided however, that a dissolution or liquidation of the Company within one year following the sale of all or substantially all of the assets of the Company in exchange for stock or securities shall be considered a Change of Control of the Company.


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         SECTION 4.  TRANSFEREES  BOUND. The provisions of Section 2 above shall not apply to a transfer by Sale by a Shareholder of some or all of his Lockup Shares to his spouse, his lineal descendants (natural or adopted), his parents, his grandparents, or his siblings, or to an intervivos trust established on behalf of any such persons or to a corporation which shall at all times be controlled by the transferor. Any such transferees shall receive and hold the Lockup Shares subject to the terms of this Agreement, and there shall be no further transfer of such Lockup Shares, except in accordance with the terms of this Agreement. Any transferees of Lockup Shares, regardless of the method by which said transferees acquired said Lockup Shares and provided that the transfer is not void under Section 2 herein, shall be subject to the terms of this Agreement, and shall, prior to the receipt of any such Lockup Shares, agree in writing to be bound by the terms hereof. Any purported transfer which does not comply with such provision shall be null and void.

         SECTION 5. LEGEND ON STOCK CERTIFICATE. The Company shall cause to appear on all stock certificates representing the Lockup Shares a conspicuous legend in such form as the Board of Directors may determine, stating that such shares are subject to an agreement which restricts the transferability of the shares and the termination date of the agreement, and otherwise circumscribes the rights which may be exercised by the Shareholders thereof. The Company shall, upon written request of the Shareholders, remove the legend after the termination of this Agreement.

         SECTION 6. SPECIFIC ENFORCEMENT. In view of the inadequacy of money damages, if any Shareholder or other Person shall fail to comply with the provisions of Section 2 hereof, the Company shall be entitled, to the extent permitted by applicable law, to injunctive relief in the case of violation, or attempted or threatened violation, by a Shareholder or other person of any of the provisions of such Section, or to a decree compelling specific performance by a Shareholder or other Person of any such provisions, or to any other remedy legally allowed to them.

         SECTION 7. VOID TRANSFERS. If any Lockup Shares shall be Sold otherwise than in accordance with the terms and conditions of this Agreement, such Sale shall be void. The Persons who would otherwise have been transferees hereunder regarding such Lockup Shares shall have an "adverse claim" within the meaning of such term as used within the Uniform Commercial Code of any state. In addition to, and without prejudice to any and all other rights or remedies which may be available to the Company and the Shareholders, the Shareholders agree that the Company may, but shall have no obligation to, hold and refuse to transfer any Lockup Shares, or any certificate therefor, tendered to it for transfer if the transfer violates the provisions of this Agreement.

         SECTION 8. REISSUANCE OF STOCK SHARES. The Company shall not transfer or reissue any of its shares of stock in violation of this Agreement or without requiring proof of compliance with this Agreement.

         SECTION  9.  NOTICES.  All  notices  and  communications   required  or
permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly



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given or made when sent by mail, postage prepaid:

         If to the Company:                 David Sikora, President and CEO
                                            The ForeFront Group, Inc.
                                            1360 Post Oak Blvd. Suite 2050
                                            Houston, Texas 77056

         If to Shareholders:                To the address on the record books
                                            of the Company.

         SECTION 10. BINDING FORCE; AMENDMENT; SEVERABILITY. This Agreement shall be binding on the parties upon execution by the Company and each of the Shareholders. This Agreement may only be amended, waived, discharged or terminated by a written agreement of the Company and Shareholders holding at least two-thirds of the then outstanding Lockup Shares; provided however, that if any of the rights of a Shareholder are adversely affected by such amendment separately from the rights of other Shareholders of the same class of Lockup Shares, then in such instance the written consent of the Shareholder adversely affected shall be required. The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         SECTION  11.  TERMINATION.   This  Agreement  shall  terminate  on  the
expiration of one year from the aeffective date hereof, unless it is extended by the written agreement of the parties.

         SECTION 12. MISCELLANEOUS. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (ii) may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument, shall inure to the benefit of, and be binding upon, the successors, assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any Person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without respect to the conflict of laws rules. The captions in this Agreement are for convenience of reference only and shall not affect its interpretation in any respect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


                                                     THE FOREFRONT GROUP, INC.


                                                     By: /s/ David Sikora
                                                     Name: David Sikora
                                                     Title:   President & CEO

                                                     SHAREHOLDERS


                                                     /s/ Sunil Sethi
                                                     Sunil K. Sethi


                                                     /s/ Naveen Seth
                                                     Naveen Seth


                                                     /s/ Sukhdev Walia
                                                     Sukhdev Walia


                                                     /s/ Sunita Uppal
                                                     Sunita Uppal


                                                     /s/ J B Sethi
                                                     Jang Badhur Sethi